On July 20, 2009, the College Retirement
Equities Fund (CREF) held a special meeting of participants so that CREFs participants could consider and vote upon certain matters, in accordance with the terms of the Proxy Statement on Schedule 14A, incorporated herein by reference, filed by CREF with the Securities and Exchange Commission (SEC) on June
12, 2009, File No. 811-04415. A summary of these matters and the results of the participants meeting are included in CREFs December 31, 2009 annual report, which is included in CREFs 2009 annual Form
N-CSR filing with the SEC.